UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 13, 2021

TherapeuticsMD, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-00100	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Yamato Road, Suite 220

Boca Raton, FL 33431

(Address of principal executive office) (zip code)

Registrant’s telephone number,including area code: (561) 961-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Amendment No. 7 to Financing Agreement

On January 13, 2021 (the “Effective Date”), TherapeuticsMD, Inc., a Nevada corporation (the “Company”), and its subsidiaries entered into Amendment No. 7 to the Financing Agreement (“Amendment No. 7”), dated as of April 24, 2019, as amended (the “Financing Agreement”), with the Administrative Agent and the lenders party thereto, pursuant to which, among other amendments, the minimum consolidated net revenue requirements attributable to commercial sales of the Company’s IMVEXXY, BIJUVA, and ANNOVERA products for the fiscal quarters ending March 31, 2021 and June 30, 2021 were reduced to $18 million and $22 million, respectively. In connection with entering into Amendment No. 7, the Company paid the Administrative Agent an amendment fee of $5 million. The foregoing summary of Amendment No. 7 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 7, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2021.

Second Amendment to Lender Warrants

On the Effective Date, in connection with entering into Amendment No. 7, the warrants issued to the Administrative Agent and the lenders under the Financing Agreement on August 5, 2020, as amended on November 8, 2020 (the “Lender Warrants”), were further amended to provide for an additional adjustment to the exercise price if the Company conducts certain dilutive issuances prior to March 31, 2021 (the “Lender Warrants Second Amendment”). The foregoing summary of the Lender Warrants Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Lender Warrants Second Amendment, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2021.

Item 7.01.	Regulation FD Disclosure.

The Company is furnishing as Exhibit 99.1 to this Current Report on Form 8-K an investor presentation which may be used, in whole or in part, and subject to modification, on January 13, 2021 and at subsequent meetings with investors or analysts. The information in this Item 7.01 of Form 8-K (including the exhibit) is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor will any of such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

Exhibit No.	Description

99.1	TherapeuticsMD, Inc. Presentation Dated January 13, 2021.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAPEUTICSMD, INC.

Date: January 13, 2021
	By:	/s/ James C. D’Arecca
James C. D’Arecca Chief Financial Officer